Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Third Quarter Ended October 5, 2025

Englewood, CO – November 10, 2025 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal third quarter ended October 5, 2025.
Highlights for the Fiscal Third Quarter of 2025, Compared to the Fiscal Third Quarter of 2024:
•Total revenues are $265.1 million, a decrease of $9.5 million.
•Comparable restaurant revenue(1) decreased 1.2%, including recognition of deferred loyalty revenue. Excluding deferred loyalty revenue, comparable restaurant revenue(1) decreased 1.3%.
•Net loss is $18.4 million, compared to a net loss of $18.9 million last year, a $0.5 million improvement.
•Adjusted EBITDA(2) is $7.6 million, compared to $4.2 million last year, an 81% increase.
Highlights for the Year to Date Period of Fiscal 2025, Compared to the Year to Date Period of Fiscal 2024:
•Total revenues are $941.2 million, a decrease of $22.2 million.
•Comparable restaurant revenue(1) was unchanged during the year to date period including recognition of deferred loyalty revenue. Excluding deferred loyalty revenue, comparable restaurant revenue(1) increased 0.6%.
•Net loss is $13.2 million, compared to a net loss of $37.8 million last year, a $24.6 million improvement.
•Adjusted EBITDA(2) is $58.0 million compared to $31.2 million last year, an 86% increase.

(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated for at least 18 months as of the beginning of the period presented.
(2) See "Reconciliation of Non-GAAP Results to GAAP Results" for more details.

Dave Pace, Red Robin's President and Chief Executive Officer said, "We began to quickly see results from our First Choice plan as our Big YUMMM promotion performed above expectations and helped deliver a sequential traffic improvement of approximately 250 basis points from the second quarter with particular resonance during mid-week dining and lunch dayparts."
Pace concluded, "Our operators also continue to raise the bar on performance, delivering a 90-basis point improvement year-over-year in restaurant level operating profit margin, almost entirely driven by labor efficiency improvements. Our improved topline coupled with these continued efficiencies delivered adjusted EBITDA exceeding our expectations as we continue to build momentum. While we're still in the early innings of our transformation, the progress across all pillars of our First Choice plan gives me tremendous confidence that we're on the right track to make Red Robin the first choice for guests, team members, and investors."

Third Quarter 2025 Financial Summary
The following table presents financial results for the fiscal third quarter and year to date periods of 2025, compared to results from the same periods in fiscal 2024 ($ in millions except per share data):

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Total revenues	$265.1	$274.6	$941.2	$963.3
Restaurant revenues	260.9	270.6	926.0	943.6
Net income (loss)	(18.4)	(18.9)	(13.2)	(37.8)
Income (loss) from operations	(12.1)	(12.9)	6.8	(19.6)
Income (loss) from operations as a percent of total revenues	(4.6)%	(4.7)%	0.7%	(2.0)%
Restaurant Level Operating Profit(1)	$25.8	$24.2	$121.3	$100.4
Restaurant Level Operating Profit Margin(1)	9.9%	9.0%	13.1%	10.6%
Adjusted EBITDA (1)	$7.6	$4.2	$58.0	$31.2
Net income (loss) per diluted share	$(1.03)	$(1.20)	$(0.74)	$(2.42)
Adjusted net income (loss) per diluted share(1)	$(0.70)	$(1.03)	$(0.23)	$(2.15)
(1)    See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.
Balance Sheet and Liquidity
As of October 5, 2025, Red Robin had outstanding borrowings under its credit facility of $177.7 million, a reduction of $11.8 million from year end fiscal 2024. Liquidity was approximately $50.7 million, including cash and cash equivalents and available borrowing capacity under the credit facility.
On November 7, 2025, the Company entered into the fourth amendment to the Company's credit agreement (the "Fourth Amendment"). The Fourth Amendment extends the maturity date from March 2027 to September 2027 providing additional flexibility to support the Company's execution of its First Choice plan. Additional information on the terms of the Fourth Amendment can be found in the Company's Form 10-Q for the third quarter filed with the Securities and Exchange Commission.
The Company has retained Jefferies LLC, a leading global investment banking and capital markets firm to support the refinancing efforts for its long-term debt under its credit agreement.

Outlook for Fiscal 2025, Fourth Quarter of Fiscal 2025 and Guidance Policy
The Company provides guidance of select information related to its financial and operating performance, and such measures may differ from year to year. The projections are as of the date of this release and the Company assumes no obligation to update or supplement this information.
The Company's updated fiscal 2025 guidance metrics are as follows:

	Prior Guidance August 13, 2025	Current Guidance November 10, 2025
Total revenue	Approximately $1.2 billion	Approximately $1.2 billion
Restaurant level operating profit	12.0% to 13.0%	At least 12.5%
Adjusted EBITDA	$60 to $65 million	At least $65 million
Capital expenditures	Approximately $30 million	Approximately $33 million
The Company anticipates comparable restaurant sales will decline approximately 3% in the fourth quarter of fiscal 2025.
Providing Income (loss) from operations and Net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, the Company does not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss financial results for its third quarter of fiscal 2025 and outlook for fiscal 2025 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me™. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13756100. The replay will be available through Monday, November 17, 2025.
The call will be webcast live and later archived on the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!

Forward-Looking Statements
Forward-looking statements in this press release and in today's investor conference call regarding the Company's future plans, priorities, strategies, efforts and performance; our marketing strategy and brand positioning; operations improvement efforts; cost savings; guest traffic trends and our ability to drive traffic; macroeconomic conditions including commodity costs; efforts to grow sales; capital structure initiatives; debt reduction and refinancing efforts, including but not limited to the amendment to our credit agreement; anticipated uses of capital and planned investments; plans for our restaurant portfolio including refranchising and addressing deferred maintenance; and statements under the heading “Outlook for Fiscal 2025, Fourth Quarter of Fiscal 2025 and Guidance Policy," including with respect to total revenue, restaurant level operating profit, capital expenditures, Adjusted EBITDA, and comparable restaurant sales trends; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the effectiveness of the Company's strategic initiatives, plans and priorities; the global and domestic economic and geopolitical environment including tariffs, counter-tariffs and other trade barriers; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; our ability to service our debt and comply with the covenants in our credit facility; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies and impact on reputation, including the loyalty program and social media platforms; changes in consumer preferences; leasing space including the location of such leases in areas of declining traffic; changes in cost and availability of commodities and the uncertain impact of tariffs or other potential disruptions in the supply chain; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; aging technology infrastructure; expanding our restaurant base; maintaining and improving our existing restaurants; potential acquisitions or refranchising of our restaurants; our geographic concentration in the Western United States; the retention of our management team; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics, and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, and stockholders. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
media@redrobin.com
(303) 846-5114
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the periods specified:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended April 20, 2025	Twelve Weeks Ended July 13, 2025	Twelve Weeks Ended October 5, 2025	Forty Weeks Ended October 5, 2025
Guest Traffic	(3.5)%	(5.5)%	(3.0)%	(3.9)%
Menu Price (net)	6.8%	4.4%	2.8%	5.2%
Menu Mix	(0.1)%	(0.2)%	(1.1)%	(0.7)%
Deferred loyalty revenue	(0.1)%	(1.9)%	0.1%	(0.6)%
Total Change in Comparable Restaurant Revenue	3.1%	(3.2)%	(1.2)%	0.0%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Revenues:
Restaurant revenue	$260,909	$270,605	$926,024	$943,630
Franchise revenue	3,265	3,007	10,940	12,635
Other revenue	954	1,026	4,218	7,068
Total revenues	265,128	274,638	941,182	963,333
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	65,158	65,105	218,344	224,759
Labor	97,238	107,692	340,005	370,559
Other operating	49,160	49,740	166,292	168,014
Occupancy	23,531	23,826	80,056	79,850
Depreciation and amortization	12,019	13,330	39,031	44,886
General and administrative (includes $1,405; $2,122; $5,483; and $5,151 of stock-based compensation)	16,912	20,823	61,320	63,277
Selling	6,797	5,467	22,523	31,052
Other charges (gains), net (includes $(129); $16; $(4,222); and $66 of stock-based compensation)	6,426	1,532	6,846	487
Total costs and expenses	277,241	287,515	934,417	982,884

Income (loss) from operations	(12,113)	(12,877)	6,765	(19,551)

Other expense (income):
Interest expense	5,979	6,322	19,894	18,907
Interest (income) and other, net	54	(225)	(126)	(676)
Income (loss) before income taxes	(18,146)	(18,974)	(13,003)	(37,782)
Income tax provision (benefit)	273	(98)	174	43
Net income (loss)	$(18,419)	$(18,876)	$(13,177)	$(37,825)
Net income (loss) per share:
Basic	$(1.03)	$(1.20)	$(0.74)	$(2.42)
Diluted	$(1.03)	$(1.20)	$(0.74)	$(2.42)
Weighted average shares outstanding:
Basic	17,914	15,754	17,732	15,652
Diluted	17,914	15,754	17,732	15,652

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

(Unaudited)
	October 5, 2025	December 29, 2024
Assets:
Current assets:
Cash and cash equivalents	$21,671	$30,651
Accounts receivable and other, net	12,568	19,688
Inventories	26,161	26,737
Prepaid expenses and other current assets	10,282	13,608
Restricted cash	9,202	8,750
Total current assets	79,884	99,434
Property and equipment, net	169,634	181,224
Operating lease assets, net	303,827	331,617
Intangible assets, net	9,635	11,064
Assets held for sale	—	4,313
Other assets, net	11,239	13,662
Total assets	$574,219	$641,314

Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$30,100	$29,783
Accrued payroll and payroll-related liabilities	41,584	39,672
Unearned revenue	14,358	27,083
Current portion of operating lease liabilities	50,385	50,083
Accrued liabilities and other	49,187	42,931
Total current liabilities	185,614	189,552
Long-term debt	172,353	181,641
Long-term portion of operating lease liabilities	303,887	345,635
Other non-current liabilities	8,455	8,755
Total liabilities	670,309	725,583

Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 22,050 shares issued; 17,966 and 17,403 shares outstanding as of October 5, 2025 and December 29, 2024	22	22
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of October 5, 2025 and December 29, 2024	—	—
Treasury stock 4,084 and 4,647 shares, at cost, as of October 5, 2025 and December 29, 2024	(144,772)	(164,937)
Paid-in capital	214,856	233,667
Accumulated other comprehensive loss, net of tax	(60)	(62)
Accumulated deficit	(166,136)	(152,959)
Total stockholders' equity (deficit)	(96,090)	(84,269)
Total liabilities and stockholders' equity (deficit)	$574,219	$641,314

Supplemental Financial and Other Data
The following table details restaurant unit data for our Company-owned and franchised locations for the periods presented:

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Company-owned:
Beginning of period	397	411	407	415
Opened during the period	—	—	—	—
Closed during the period	(7)	(3)	(17)	(7)
End of period	390	408	390	408
Franchised:
Beginning of period	90	92	91	92
Opened during the period	—	—	—	—
Closed during the period	—	—	(1)	—
End of period	90	92	90	92
Total number of restaurants	480	500	480	500

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements.
We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimates, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains (losses) on restaurant sales, severance and executive transition costs, stock-based compensation expense and other non-recurring, non-cash or discrete items; net of income tax impacts. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise revenue and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general and administrative functions, pre-opening costs, as well as other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share - Diluted
(In thousands, except per share data, unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Net income (loss) as reported	$(18,419)	$(18,876)	$(13,177)	$(37,825)
Stock-based compensation expense(1)	1,405	2,122	5,483	5,151
Other charges (gains), net:
Gain on sale of restaurant property	—	—	(1,137)	(7,425)
Asset impairment and restaurant closure costs, net	911	3	(494)	1,728
Severance and executive transition	539	22	1,878	1,104
Litigation contingencies	3,155	271	3,178	1,047
Asset disposal and other, net	1,821	1,236	3,421	4,033
Income tax effect	(2,036)	(950)	(3,206)	(1,466)
Adjusted net income (loss)(2)	$(12,624)	$(16,172)	$(4,054)	$(33,653)

Income (loss) per share - diluted:
Net income (loss) as reported	$(1.03)	$(1.20)	$(0.74)	$(2.42)
Stock-based compensation expense(1)	0.08	0.13	0.31	0.33
Other charges (gains), net:
Gain on sale of restaurant property	—	—	(0.07)	(0.47)
Asset impairment and restaurant closure costs, net	0.05	—	(0.03)	0.11
Severance and executive transition	0.03	—	0.11	0.07
Litigation contingencies	0.18	0.02	0.18	0.07
Asset disposal and other, net	0.10	0.08	0.19	0.26
Income tax effect	(0.11)	(0.06)	(0.18)	(0.10)
Adjusted net income (loss) per share - diluted (2)	(0.70)	(1.03)	(0.23)	(2.15)

Weighted average shares outstanding:
Basic	17,914	15,754	17,732	15,652
Diluted	17,914	15,754	17,732	15,652
(1) Consists of compensation expense associated with stock-based awards including phantom performance awards that may be settled in stock or cash at the Company’s option.
(2) Beginning in the fiscal first quarter of 2025, the Company revised its definition of Adjusted net income (loss) to exclude noncash stock-based compensation expense. The Company believes this change provides investors with a better understanding of our financial performance from period to period. Previously reported results have been revised to reflect the new presentation.

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Twelve Weeks Ended				Forty Weeks Ended
	October 5, 2025		October 6, 2024		October 5, 2025		October 6, 2024
Income (loss) from operations	$(12,113)	(4.6)%	$(12,877)	(4.7)%	$6,765	0.7%	$(19,551)	(2.0)%

Less:
Franchise revenue	3,265	1.2%	3,007	1.1%	10,940	1.2%	12,635	1.3%
Other revenue	954	0.4%	1,026	0.4%	4,218	0.4%	7,068	0.7%

Add:
Other charges (gains), net	6,426	2.4%	1,532	0.6%	6,846	0.7%	487	0.1%
General and administrative expenses	16,912	6.4%	20,823	7.6%	61,320	6.5%	63,277	6.6%
Selling	6,797	2.6%	5,467	2.0%	22,523	2.4%	31,052	3.2%
Depreciation and amortization	12,019	4.5%	13,330	4.9%	39,031	4.1%	44,886	4.7%
Restaurant-level operating profit	$25,822	9.9%	$24,242	9.0%	$121,327	13.1%	$100,448	10.6%

Income (loss) from operations as a percentage of total revenues	(4.6)%		(4.7)%		0.7%		(2.0)%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	9.9%		9.0%		13.1%		10.6%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Net income (loss) as reported	$(18,419)	$(18,876)	$(13,177)	$(37,825)
Interest expense, net	5,909	6,193	19,594	18,504
Income tax provision (benefit)	273	(98)	174	43
Depreciation and amortization	12,019	13,330	39,031	44,886
EBITDA	(218)	549	45,622	25,608

Stock-based compensation expense (1)	1,405	2,122	5,483	5,151
Other charges (gains), net:
Gain on sale of restaurant property	—	—	(1,137)	(7,425)
Asset impairment and restaurant closure costs, net	911	3	(494)	1,728
Severance and executive transition	539	22	1,878	1,104
Litigation contingencies	3,155	271	3,178	1,047
Asset disposal, and other, net	1,821	1,236	3,421	4,033
Adjusted EBITDA(2)	$7,613	$4,203	$57,951	$31,246
(1) Consists of compensation expense associated with stock-based awards including phantom performance awards that may be settled in stock or cash at the Company’s option.
(2) Beginning in the fiscal first quarter of 2025, the Company revised its definition of Adjusted EBITDA to exclude noncash stock-based compensation expense. The Company believes this change provides investors with a better understanding of our financial performance from period to period. Previously reported results have been revised to reflect the new presentation.